UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2022

Enjoy Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39800	98-1566891
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Hillview Ave Palo Alto, California	94304
(Address of principal executive offices)	(Zip Code)

(888) 463-6569

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	ENJY	The Nasdaq Stock Market LLC
Warrants to purchase common stock	ENJYW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on June 30, 2022, Enjoy Technology, Inc. (the “Company”) and certain of its wholly owned subsidiaries, Enjoy Technology LLC and Enjoy Technology Operating Corp., filed voluntary petitions (the “Filings”) under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware.

On June 30, 2022, the Company received written notice (the “Delisting Notice”) from the staff of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, as a result of the Filings and in accordance with Nasdaq Listing Rules 5101, 5110(b) and IM-5101-1, the staff of Nasdaq has determined that the Company’s common stock and warrants to purchase common stock (the “Securities”) will be delisted from Nasdaq. In addition, as previously disclosed, on June 17, 2022, the Company received written notice (the “Bid Price Notice”) from Nasdaq notifying the Company that it is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing. Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. In the Delisting Notice, the staff of Nasdaq referenced concerns about the Company’s ability to sustain compliance with all requirements for continued listing on Nasdaq, specifically referencing that certain Bid Price Notice.

Trading of the Securities will be suspended at the opening of business on July 11, 2022 and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Securities from listing on Nasdaq. The Delisting Notice also indicated that the Company may appeal Nasdaq’s determination, pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series.

The Company does not intend to appeal the determination and, therefore, it is expected that the securities will be delisted. As a result, the Securities are expected to begin trading exclusively on the over-the-counter (“OTC”) market on July 11, 2022. On the OTC market, shares of the Company’s common stock and warrants, which previously traded on the Nasdaq under the symbols ENJY and ENJYW, respectively, are expected to trade under the symbols ENJYQ and ENJWQ, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENJOY TECHNOLOGY, INC.

Dated: July 7, 2022

	By:	/s/ Ron Johnson
Ron Johnson
Chief Executive Officer